Exhibit 10.3

NONQUALIFIED STOCK OPTION AGREEMENT

UBID.COM HOLDINGS, INC.
2005 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this 21st day of September, 2007 (the “Issue Date”), by and between uBid.com Holdings, Inc., a Delaware corporation (the “Company”), and Jeffrey D. Hoffman (“Participant”).

W I T N E S S E T H:

WHEREAS, Participant on the date hereof is an employee and director of the Company; and

WHEREAS, the Company wishes to grant an incentive stock option to Participant to purchase shares of the Company’s Common Stock pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of an incentive stock option to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is $1.14 per share;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of Three Hundred Fifty Thousand (350,000) shares of Common Stock at a per share price of $1.14 the terms and conditions set forth herein, and subject to adjustment pursuant to Section 12 of the Plan. This Option is not intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

2. Duration and Exercisability.

a. General. The term during which this Option may be exercised shall terminate on September 21, 2017 (the “Expiration Date”), except as otherwise provided in Paragraphs 2(b) through 2(f) below. This Option shall become exercisable according to the following schedule:

Vesting Date	Percentage/Number of Shares
September 20, 2008	116,667
September 20, 2009	116,667
September 20, 2010	116,666

Once the Option becomes exercisable to the extent of any of the aggregate number of shares specified in Paragraph 1, Participant may continue to exercise this Option with respect to such shares under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.

b. Termination of Relationship (other than Termination for Cause, Disability or Death). If Participant ceases to be and employee of the Company or any Affiliate for any reason other than disability or death, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary of the date of termination of Participant’s relationship, and (ii) the Expiration Date of this Option stated in Paragraph 2(a) above. In such period following such termination of Participant’s relationship, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Participant’s relationship with the Company or Subsidiary has terminated, but had not previously been exercised. To the extent this Option was not exercisable upon the termination of such relationship, or if Participant does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Participant under this Option shall be forfeited.

c. Termination of Relationship for Cause. If Participant’s relationship with the Company or any Affiliate is terminated for “cause,” the unexercised portion of this Option shall immediately expire, and all rights of Participant under this Option shall be forfeited. Solely for purposes of this Paragraph 2(c), “cause” shall mean (i) the continued failure of the Participant to substantially perform his material duties to and responsibilities for the Company (other than any such failure resulting from a disability (as defined in Code Section 22(e), or any successor provision)); (ii) the conviction of, or plea of guilty or nolo contendere to a felony; or (iii) fraud, dishonesty, competition with the Company, unauthorized use of any of the Company’s or any Affiliate’s trade secrets or confidential information, a material breach of the Company’s policies or codes of conduct, a willful or material breach of any agreement between the Participant and the Company, including this Agreement, or gross misconduct which is materially and demonstratively injurious to the Company.

d. Disability. If Participant ceases to be an employee of the Company or any Affiliate because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall completely terminate on the earlier of (i) the close of business on the twelve-month anniversary of the date of termination of Participant’s relationship, and (ii) the Expiration Date of this Option stated in Paragraph 2(a) above. In such period following such termination of Participant’s relationship, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Participant’s relationship with the Company or Subsidiary has terminated, but had not previously been exercised. To the extent this Option was not exercisable upon the termination of such relationship, or if Participant does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Participant under this Option shall be forfeited.

e. Death. In the event of Participant’s death, this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary of the date of Participant’s death, and (ii) the Expiration Date of this Option stated in Paragraph 2(a) above. In such period following Participant’s death, this Option may be exercised by the person or persons to whom Participant’s rights under this Option shall have passed by Participant’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Participant’s death, but had not previously been exercised. To the extent this Option was not exercisable upon the date of Participant’s death, or if such person or persons fail to exercise this Option within the time specified in this Paragraph 2(d), all rights under this Option shall be forfeited.

f. Change of Control. Upon a Change of Control (as defined below), this Option shall immediately become fully vested. For purposes of this Agreement, “Change of Control” means: (A) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100 percent of the outstanding voting securities of such company after any such transfer; (B) any person or persons (as such term is used in Section 13(d) of the Exchange Act of 1934, as amended), other than the holders of voting securities of the Company as of the Issue Date, shall acquire or become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) whether directly, indirectly, beneficially or of record, of 51% or more of outstanding voting securities of the Company; or (C) consummation by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeree acquires more than 51% of the then outstanding voting securities of the Company.

3.  Manner of Exercise.

a. General. The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.

b. Form of Payment. Subject to approval by the Administrator, payment of the option price by Participant shall be in the form of cash, personal check, certified check or mature, previously-acquired shares of Common Stock of the Company, broker-assisted exercise, or any combination thereof; provided, however, that Participant shall not be permitted to pay the option price in the form of a broker-assisted exercise or in the form of mature, previously-acquired shares of Common Stock until after the effective date of an initial public offering of the Company’s Common Stock; and provided, further, that Participant shall not be permitted to pay the option price in the form of a broker-assisted exercise or in the form of mature, previously-acquired shares of Common Stock if payment in such form will cause the Company to recognize a compensation expense under generally accepted accounting principles. Any stock tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan. For purposes of this Agreement, “mature, previously-acquired shares of Common Stock” and “broker-assisted exercise” shall have the meaning set forth in Section 8 of the Plan. The Administrator may, in its discretion, permit Participant to tender such mature, previously-acquired shares through the actual delivery of such shares or through attestation of ownership on such forms as the Administrator may prescribe.

c. Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.
4. Miscellaneous.

a. Rights as Shareholder. This Agreement shall not confer on Participant any right with respect to continuance of any relationship with the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such relationship. Participant shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Participant upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12 of the Plan.

b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 12 of the Plan, certain changes in the number or character of the Common Stock of the Company (through merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of the Option (i.e., Participant shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).

d. Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

e. Withholding Taxes. In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Participant may, subject to the approval and discretion of the Administrator or such administrative rules it may deem advisable, to assure compliance with Rule 16b-3 of any successor provision, as then in effect of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company’s Common Stock having a Fair Market Value equal to such obligations.

f. Nontransferability. During the lifetime of Participant, the accrued Option shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

g. 2005 Equity Incentive Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

h. Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

i. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall (i) accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Participant 15 days’ prior written notice of such acceleration, and (ii) cancel any portion of this Option or any other option granted to Participant pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

j. Accounting Compliance. Participant agrees that, if a merger, reorganization, liquidation or other “transaction” as defined in Section 12 of the Plan occurs and Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

k. Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraphs 4(b), 4(h) and 4(i) of this Agreement.

   l. Scope of Agreement; Amendment. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 2 or Paragraph 4(f) above. Notwithstanding anything in this Agreement or the Plan to the contrary, the Company expressly reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with Code Section 409A, and the regulations, notices and other guidance of general applicability issued thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

UBID.COM HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Its:Vice President, Finance

/s/ Jeffrey D. Hoffman
Jeffrey D. Hoffman